UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

Allegiant Travel Company

(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 851-7300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Pro Forma Financial Information

Attached as Exhibit 99.1 are (i) the unaudited pro forma condensed combined statements of income (loss) (referred to as the “pro forma income statements”) for the three months ended March 31, 2026, and for the year ended December 31, 2025, which combine the historical consolidated statements of income (loss) of Allegiant Travel Company (the “Company”) and Sun Country Airlines Holdings, Inc. (“Sun Country”), after giving effect to the acquisition of Sun Country and other adjustments (as described in the notes to the unaudited pro forma condensed combined financial information) as if they occurred on January 1, 2025; and (ii) the unaudited pro forma condensed combined statement of financial position (referred to as the “pro forma balance sheet”) as of March 31, 2026, which combines the historical condensed consolidated statements of financial position of the Company and Sun Country, after giving effect to the acquisition of Sun Country and other adjustments (as described in the notes to the unaudited pro forma condensed combined financial information) as if they had occurred on March 31, 2026. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The pro forma financial information has been made available to certain investors in connection with the issuance of the offering referenced in Item 8.01 below. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Aircraft Financing Transactions

Since March 31, 2026, the Company completed several aircraft financing transactions.

In April 2026, the Company completed the final drawdown of $25.1 million under our predelivery deposit financing facility, resulting in the facility being fully drawn.

In April 2026, the Company borrowed $115.0 million under an aircraft secured credit facility. The note bears interest at a variable rate based on three-month SOFR and is payable in quarterly installments over a term of 3 years.

In April 2026, the Company also entered into an aircraft financing facility providing for borrowings of up to $176.0 million, secured by new aircraft upon delivery. In May 2026, the Company drew $44.0 million available under the agreement. Borrowings under this facility bear interest at a variable rate based on three-month SOFR and is payable in quarterly installments over a term of 10 years.

In May 2026, the Company entered into an aircraft secured financing facility providing for borrowings of up to $85.6 million, of which $40.6 million was drawn in the same month. The note bears interest at a variable rate based on a three-month SOFR and is payable in quarterly installments over a term of 12 years.

Item 8.01	Other Events.

On June 9, 2026, the Company commenced an offering of $500.0 million in aggregate principal amount of its senior secured notes due 2031 (the “Notes) to investors in a private offering.

The Company also commenced a cash tender offer to purchase up to all of its outstanding $403.0 million in aggregate principal amount of 7.25% senior secured notes due 2027, upon the terms and subject to the conditions set forth in the Offer to Purchase.

The Company’s press release announcing the offering is attached hereto as Exhibit 99.2 and incorporated by reference herein. The Company’s press release announcing the tender offer is attached hereto as Exhibit 99.3 and incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer to sell or solicitation of an offer to buy, or a sale of, any securities in any jurisdiction in contravention of applicable law. The Notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction.  The Notes and the related guarantees are being offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

99.1	Unaudited Pro Forma Condensed Combined Financial Information

99.2	Press Release of Allegiant Travel Company, issued June 9, 2026

99.3	Press Release of Allegiant Travel Company, issued June 9, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2026	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Robert J. Neal
	Name:	Robert J. Neal
	Title:	President, Chief Financial Officer